UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

96 Pitts Bay Road

Pembroke, HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 279-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Athene Holding Ltd. (the “Company”) is furnishing the investor day presentation, dated September 20, 2018, attached as Exhibit 99.1 hereto (the “Investor Day Presentation”) and incorporated in this Item 7.01 by reference, which will be presented at the Company’s investor day conference on September 20, 2018, and which the Company may use from time to time in other presentations to investors. The Investor Day Presentation will also be available on the Company’s website at www.athene.com.

In addition, on September 20, 2018, the Company issued a press release announcing an agreement to amend the terms of certain investment management arrangements with Athene Asset Management LLC (“AAM”). The effectiveness of the revised arrangements is conditioned upon the approval of certain amendments to the Company’s Bye-Laws, as described in further detail in Item 8.01 below. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated in this Item 7.01 by reference.

The foregoing information, including the Exhibits referenced in this Item 7.01, are being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On September 20, 2018, the Company entered into a letter agreement (the “Letter Agreement”) with AAM. In the Letter Agreement, (1) the Company confirmed that its Board of Directors approved, and recommended that the Company’s shareholders approve, the amendment and restatement of the Company’s Bye-Laws (the “Existing Bye-Laws”) in substantially the form attached as an exhibit to the Letter Agreement (the “Proposed Bye-Laws”) and (2) the Company agreed that it will seek the approval of its shareholders of the amendment and restatement of the Company’s Bye-Laws in substantially such form at the next annual general meeting of the Company’s shareholders. Additionally, each of the Company and AAM agreed in the Letter Agreement that, if the Company’s shareholders approve such amendment and restatement of the Company’s Bye-Laws, it will execute the amendment and restatement of the Sixth Amended and Restated Fee Agreement, dated June 7, 2018, between the Company and AAM (the “Existing Fee Agreement”) in substantially the form attached as an exhibit to the Letter Agreement (the “Proposed Amended Fee Agreement”).

The Proposed Amended Fee Agreement provides for a monthly fee to be payable by the Company to AAM in arrears, with retroactive effect to the month beginning on January 1, 2019, in an amount equal to the following, to the extent not otherwise payable to Apollo Global Management, LLC or a subsidiary thereof (collectively, including AAM, “Apollo”) pursuant to any one or more investment management or sub-advisory agreements or arrangements:

(1)

a base management fee equal to the sum of (i) 0.225% per annum of the lesser of (A) the aggregate market value of substantially all of the assets in substantially all of the investment accounts of or relating to the Company (collectively, the Accounts”) on December 31, 2018 (the “Backbook Value”) and (B) the aggregate market value of substantially all of the assets in the Accounts at the end of the respective month, plus (ii) 0.15% per annum of the amount, if any (the “Incremental Value”), by which the aggregate market value of substantially all of the assets in the Accounts at the end of the respective month exceeds the Backbook Value; plus

(2)

with respect to each asset in an Account, subject to certain exceptions, that is managed by Apollo and that belongs to a specified asset class tier (“core,” “core plus,” “yield,” and “high alpha”), a sub-allocation fee as follows, which will, in the case of assets acquired after January 1, 2019, be subject to a cap of 10% of the applicable asset’s gross book yield, as further described in the Proposed Amended Fee Agreement:

(i)	0.065% of the market value of “core assets,” which include public investment grade corporate bonds, municipal securities, and agency residential mortgage backed securities (“RMBS”);

(ii)	0.13% of the market value of “core plus assets,” which include private investment grade corporate bonds, first lien commercial mortgage loans (“CML”), and long-term fixed rate mortgages;

(iii)

0.375% of the market value of “yield assets,” which include non-agency RMBS, investment grade collateralized loan obligations (“CLO”), commercial mortgage backed securities and other asset-backed securities (other than RMBS), emerging market investments, below investment grade corporate bonds, residential mortgage loans, triple net leases, bank loans, investment grade infrastructure debt, and lower yielding floating rate mortgages;

(iv)

0.70% of the market value of “high alpha assets,” which include mezzanine CMLs, below investment grade CLOs, preferred equity, assets originated by MidCap, higher yielding mortgages and below investment grade infrastructure debt; and

(v)	0.00% of the market value of cash, treasuries, equities and alternatives.

The base management fee covers a range of investment services that the Company receives from Apollo, including investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services such as investment compliance, tax, legal and risk management support, among others. Additionally, the Proposed Amended Fee Agreement provides for a possible payment by AAM to the Company, or a possible payment by the Company to AAM, equal to 0.025% of the Incremental Value as of the end of each year, beginning on December 31, 2019, depending upon the percentage of the Company’s investments that consist of core assets and core plus assets. In furtherance of yield support for the Company, if more than 60% of the Company’s invested assets which are subject to the sub-allocation fees are invested in core and core plus assets, the Company will receive a 0.025% fee reduction on the Incremental Value. As an incentive for differentiated asset management, if less than 50% of the Company’s invested assets which are subject to the sub-allocation fee are invested in core and core plus assets, thereby reflecting a higher allocation toward assets with the highest alpha-generating abilities, the Company will pay an additional fee of 0.025% on Incremental Value.

The Proposed Amended Fee Agreement is intended to provide for further alignment of interests between the Company and Apollo. On the Backbook Value, assuming constant portfolio allocations, the near-term impact of the Proposed Amended Fee Agreement is anticipated to be immaterial. On the Incremental Value, assuming the same allocations as the Backbook Value, the Company would expect total fees to be marginally lower than fees would be under the Existing Fee Agreement. If invested asset allocations are more heavily weighted to assets with lower alpha-generating abilities than the Company’s current investment portfolio, the Company’s fees under the Proposed Amended Fee Agreement would be expected to decline relative to the Existing Fee Agreement. Conversely, if a greater proportion of the Company’s investment portfolio is allocated to differentiated assets with higher alpha-generating abilities, the Company’s net investment earned rates would be expected to increase, and so would the Company’s fees relative to the Existing Fee Agreement.

To incentivize Apollo to make long-term investments that enhances its ability to continue to provide the Company with differentiated asset management, the Company has proposed the changes to the Existing Bye-Laws set forth in the Proposed Bye-Laws. Specifically, the Proposed Bye-Laws, if adopted as the Company’s Bye-Laws, will (1) provide for the IMA and each New IMA (each such term as defined in the Existing Bye-Laws) to have initial terms of four years, beginning on the date on which the Proposed Bye-Laws are adopted as the Company’s Bye-Laws (the “Adoption Date”), that extend automatically for successive two-year periods unless otherwise terminated (with any such termination being effective no earlier than two years after the end of the then existing term), and (2) reflect conforming amendments, including by amending the IMA Termination Election Date (as defined in the Existing Bye-Laws) to be the fourth anniversary of the Adoption Date and each two-year anniversary of the Adoption Date. The Proposed Bye-Laws, if adopted as the Company’s Bye-Laws, will continue to permit the Company to terminate the IMA, or any New IMA, for cause.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Investor Day Presentation dated September 20, 2018 (furnished and not filed)

99.2	Press Release of Athene Holding Ltd. dated September 20, 2018 (furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date: September 20, 2018	By:	/s/ John L. Golden
John L. Golden
Executive Vice President, Legal

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